Exhibit 10.2
INVESTOR RIGHTS AGREEMENT
     This Investor Rights Agreement dated as of December 18 2006 (this “Agreement”) is entered into by and among Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), and Oil & Gas Rental Services, Inc., a Louisiana corporation (the “Investor”).
     WHEREAS, the Company and the Investor have entered into an Asset Purchase Agreement dated as of October 25, 2006 (the “Asset Purchase Agreement”) pursuant to which the Investor shall receive a number of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), as set forth therein;
     WHEREAS, in order to induce the Investor to enter into the Asset Purchase Agreement, the Company has agreed to grant certain registration rights to the Investor with respect to such shares and certain Board designation rights, in each case, subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Definitions. As used herein, the following terms have the indicated meanings, unless the context otherwise requires:
     “Agreement” has the meaning given to such term in the preamble hereto.
     “Asset Purchase Agreement” has the meaning given to such term in the recitals hereto.
     “Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a Holder’s having such ownership, control or power to direct the voting with respect to, or which otherwise enables a Holder to legally act with respect to, such securities as contemplated hereby, including without limitation pursuant to any agreement, arrangement or understanding, regardless of whether in writing. Securities “Beneficially Owned” shall include securities Beneficially Owned by all other persons with whom a Holder would constitute a “group” as within the meaning of Section 13(d) of the Exchange Act.
     “Blackout Period” means, with respect to a Registration Statement, a period in each case commencing on the day immediately after the Company notifies the Holders that they are required, pursuant to Section 4(c)(vi), to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of the Board, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of (and/or the registration of the offer and sale of) the Registrable Securities covered or to be covered by such Registration Statement would be seriously detrimental to the Company and its stockholders and ending on the earlier of (a) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (b) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of such Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided that no Blackout Period may last for more than 60 consecutive days; provided, further, that during any period of 365 consecutive days, Blackout Periods may not, in the aggregate, last for more than the greater of (a) zero days and (b) the result of 90 days minus the number of days that Holders are required pursuant to Section 4(d) to discontinue and suspend disposition of Registrable Securities because of the happening of any event described in Section 4(c)(vi).
     “Board” means the board of directors of the Company.
     “Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the SEC is required or authorized to close.
     “Closing Date” has the meaning given to such term in the Asset Purchase Agreement.
     “Common Stock” has the meaning given to such term in the recitals hereto.
     “Company” has the meaning given to such term in the preamble hereto.
     “Designation Rights Termination Date” has the meaning given to such term in Section 2(b) hereto.
     “Effectiveness Period” has the meaning given to such term in Section 4(c)(i).
     “Equity Securities Offering” means any underwritten registered offering of Relevant Securities, and any offering or placement of any Relevant Securities pursuant to Rule 144A under the Securities Act.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership, limited liability company or other entity all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.
     “Form S-1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

     “Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
     “Form S-4” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
     “Form S-8” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
     “Holder” means the Investor or any of such Investor’s successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from the Investor or another Holder (including from any Permitted Assignee) and “Holders” means all of the foregoing individuals or entities.
     “Inspector” means any attorney, accountant or other agent retained by a Holder for the purposes provided in Section 4(c)(x).
     “Investor” has the meaning given to such term in the preamble hereto.
     “Investor Director” means any member of the Board that was nominated for election to the Board by the Holders pursuant to and in accordance with Section 2(a).
     “Market Standoff Period” means, with respect to each Equity Securities Offering, the period beginning on the date of first sale of securities pursuant to such Equity Securities Offering and ending on the date that shall be requested by the Company or the underwriters or initial purchasers retained by the Company to facilitate such Equity Securities Offering; provided, however, that each such period shall not be more than 90 days; provided further that (i) such period shall be no longer than the shortest period imposed by the Company or the underwriters upon any other person or entity and (ii) if any other person or entity receives a waiver with respect to any such matters, the Holders shall be given a waiver with respect to their Shares as well.
     “NASD” means the National Association of Securities Dealers.
     “Permitted Assignee” means (a) with respect to a partnership or limited partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders or former stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual, any Family Member or (e) an entity that is controlled by, controls, or is under common control with a transferor.
     “Piggyback Registration” has the meaning given to such term in Section 4(b)(i).
     “Piggyback Registration Statement” has the meaning given to such term in Section 4(b)(i).

     “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
     “Registrable Securities” means the Shares, excluding any such Shares (a) that have been publicly sold or may be sold immediately without registration or the requirement to make filings with the SEC under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise, (b) sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (c) that are at the time subject to an effective registration statement under the Securities Act (other than the Registration Statements contemplated hereby).
     “Registration Expenses” has the meaning given to such term in Section 4(e).
     “Registration Statement” means either of the Piggyback Registration Statements or the Shelf Registration Statement; and “Registration Statements” means, collectively, the Piggyback Registration Statements and the Shelf Registration Statement.
     “Relevant Security” means the Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Shares or other such equity security.
     “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “SEC Effective Date” means, with respect to a Registration Statement, the date as of which such Registration Statement is originally declared effective by the SEC.
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
     “Selling Expenses” has the meaning given to such term in Section 4(e).
     “Shares” means the shares of Common Stock issued to the Investor pursuant to the Asset Purchase Agreement and (a) any and all shares of capital stock or other equity securities of the Company which are added to or exchanged or substituted for such shares of Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (b) any and all shares of capital stock or other equity securities of any other corporation (now or hereafter organized under the laws of any state or other governmental authority) with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, for which such shares of Common Stock are exchanged or substituted in connection with such merger, consolidation, reorganization or sale, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.
     “Shelf Registration Statement” has the meaning given to such term in Section 4(a).

     “Transfer” has the meaning given to such term in Section 3(a).
     Section 2. Board Designation Rights.
     (a) Designation. Until the Designation Rights Termination Date, the Holders of a majority of the Shares shall have the right to designate one nominee for election to the Board.
     (b) Termination of Designation Rights. The Holders of a majority of the Shares shall not be entitled to designate any nominees for election to the Board pursuant to this Agreement from and after the date (the “Designation Rights Termination Date”) that is the first date on which the Shares Beneficially Owned by the Holders collectively represent less than thirty-one and one-quarter percent (31.25%) of the Shares initially acquired by the Investor pursuant to the Asset Purchase Agreement.
     (c) Company Support. At all times prior to the Designation Rights Termination Date, the Company shall support the nominations of the persons designated by the Holders of a majority of the Shares pursuant to Section 2(a), and the Company shall use its best efforts to cause the Board (and the Company’s nominating committee, if any) to recommend the inclusion of such persons in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Company.
     (d) Vacancies. If at any time prior to the Designation Rights Termination Date, a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of any Investor Director, then the Company shall use its best efforts to cause the Board to appoint an individual designated by the Holders of a majority of the Shares to fill such vacancy until the next meeting of the Company’s stockholders at which directors are elected.
     Section 3. Market Standoff. Notwithstanding anything to the contrary set forth in this Agreement, with respect to each Equity Securities Offering conducted after the Closing Date, the following provisions of this Section 3 shall apply, if and only if (x) the underwriters or initial purchasers retained by the Company to facilitate such offering request, in connection with such offering, that the officers or directors or significant stockholders of the Company refrain from selling any Relevant Security during any period, and (y) either (1) any nominee designated by the Holders pursuant to Section 2(a) is a member of the Board, or (2) the Holders Beneficially Own shares of Common Stock representing at least 10% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase to acquire any Common Stock of the Company):
     (a) Without the prior written consent of the Company, during the Market Standoff Period applicable to such Equity Securities Offering, each Holder will not (i), directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security (each of the transactions described in the immediately preceding clauses (i) and (ii), being referred to as a “Transfer”), regardless of whether such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that a Transfer to a Permitted Assignee will not be subject to this Section 3 as long as (x) such Transfer is effected in accordance with applicable securities laws; (y) such transferee agrees in writing to become subject to the terms of this Agreement as a Holder; and (z) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee and identifying the Shares being Transferred.
     (b) Furthermore, each Holder hereby authorizes the Company during the Market Standoff Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, any Relevant Securities for which such Holder is the record holder and, in the case of Relevant Securities for which such Holder is the Beneficial Owner but not the record holder, agrees during the Market Standoff Period to cause the record holder thereof to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.
     (c) Subject to the provisions of Section 4(b), without the prior written consent of the Company, during the Market Standoff Period such Holder (x) will not participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security (including without limitation pursuant to this Agreement).
     Section 4. Registration Rights.
     (a) Shelf Registration Statement. The Company shall (i) file with the SEC a shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Holders of all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC no later than the date that is one (1) year after the Closing Date; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 4(a), or keep such registration or the Shelf Registration Statement effective pursuant to Section 4(c)(i), during any Blackout Period.
     (b) Piggyback Registration Rights.
     (i) Piggyback Registration. If after the date that is one (1) year after the Closing Date, the Company shall determine to register the offer and sale for cash of any of its Common Stock for its own account, other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), (ii) a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, exchange offer or similar event, or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, then (subject to Section 4(b)(iii)) the Company shall promptly give to the Holders written notice thereof, and in no event shall such notice be given less than 20 calendar days prior to the filing of a registration statement (each a “Piggyback Registration Statement” and collectively the “Piggyback Registration Statements”) with respect to such registration (each a “Piggyback Registration”), and shall, subject to Section 4(b)(ii) and Section 4(b)(iii), include in such Piggyback Registration, all of the Registrable Securities specified in a written request or requests, made within 10 calendar days after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, withdraw such Piggyback Registration Statement prior to its becoming effective if the Company has elected to abandon the proposal to register the securities proposed to be registered thereby.
     (ii) Underwriting. If a Piggyback Registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders in writing or as a part of the written notice given pursuant to Section 4(b)(i). In such event the right of any Holder to registration pursuant to Section 4(b)(i) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4(b)(ii), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to distribute their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and the number of shares that may be included in the registration and underwriting shall be allocated:
     (A) first to the Company; and
     (B) then, subject to written obligations and commitments existing as of October 25, 2006, to all selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included.
No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.
     (iii) Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be obligated to effect, or take any action to effect, any registration pursuant to Section 4(b) after the Company has initiated two (2) such registrations (counting for this purpose only registrations which have been declared or ordered effective and pursuant to which securities have been sold).
     (c) Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to Section 4(a) and Section 4(b), the Company will keep each Holder including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. In addition, the Company hereby agrees as follows with respect to each Registration Statement:
     (i) The Company will use its commercially reasonable efforts to cause such Registration Statement to become and remain effective at least for a period ending with the first to occur of (A) the sale by the Holders of all Registrable Securities covered by such Registration Statement, (B) the availability under Rule 144 for the Holders to immediately, freely resell without restriction under United States federal securities laws all Registrable Securities covered by such Registration Statement, or (C) the date that is two years after the SEC Effective Date of such Registration Statement (provided, however, that if the Company files a Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3, it may file a post-effective amendment to such Form S-1 on Form S-3 prior to the end of such period and use its commercially reasonable efforts to cause such Registration Statement as amended to become effective until the end of such period) (in any such case, the “Effectiveness Period”). At any time after the end of the Effectiveness Period with respect to the Shelf Registration Statement, if (a) the Holders Beneficially Own Registrable Securities representing more than 10% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase to acquire any Common Stock of the Company) or (b) any nominee designated by the Holders pursuant to Section 2(a) is a member of the Board, then (x) as promptly as reasonably practicable after the written request of Holders of a majority of the Registrable Securities, the Company shall file with the SEC another shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Holders of all of the Registrable Securities, (y) the provisions of this Agreement (including without limitation the provisions of Section 4(a) and Section 4(c)) shall apply to such registration statement and (z) such registration statement shall be deemed to be the Shelf Registration Statement (as defined in Section 4(a)) for purposes of this Agreement.
     (ii) If any Registration Statement becomes subject to review by the SEC, the Company will promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the SEC.

     (iii) The Company will prepare and file with the SEC such amendments and supplements to each Registration Statement and any prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective during the applicable Effectiveness Period, and will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such Registration Statement.
     (iv) The Company will furnish, without charge, to each Holder (A) a reasonable number of copies of each Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may request, (B) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as each Holder may request, in conformity with the requirements of the Securities Act, and (C) such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the applicable Effectiveness Period.
     (v) The Company will use its commercially reasonable efforts to register or qualify the Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as the Holders of a majority of the Registrable Securities reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the relevant Registration Statement is deemed effective by the SEC) and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (v), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.
     (vi) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of Registrable Securities being offered or sold pursuant to each Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period.

     (vii) The Company will comply, and continue to comply during the period that each Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by such Registration Statement.
     (viii) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of Registrable Securities being offered or sold pursuant to each Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of such Registration Statement.
     (ix) The Company will permit the Holders of Registrable Securities being offered or sold pursuant to each Registration Statement and their legal counsel, at such Holders’ sole cost and expense to review and have a reasonable opportunity to comment on such Registration Statement and all amendments and supplements thereto at least two Business Days prior to their filing with the SEC.
     (x) The Company will make available for inspection by the Holders and any Inspector retained by the Holders, at the Holders’ sole expense, all records as shall be reasonably necessary to enable the Holders to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information which the Holders or any Inspector may reasonably request for purposes of such due diligence; provided, however, that the Holders shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination the Holders are so notified at the time the Holders receive such information, unless (w) the Holders have, or obtained, knowledge of such information without violation of or protection under any agreements with the Company or, to its knowledge any third party, (x) the disclosure of such record is reasonably necessary to avoid or correct a misstatement or omission in each Registration Statement and a reasonable time prior to such disclosure the Holders shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (y) the release of such record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (z) the information in such record has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company shall not be required to disclose any confidential information in such records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, containing terms substantially similar to those set forth in this Section 4(c)(x), which agreement shall permit such Inspector to disclose records to the Holders. Each Holder agrees that it shall, upon learning that disclosure of such records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning the Holders provided to the Company pursuant to this Agreement unless (A) disclosure of such information is reasonably necessary to comply with federal or state securities laws, (B) disclosure of such information to the SEC’s Staff of the Division of Corporation Finance is reasonably necessary to respond to comments raised by such staff in its review of such Registration Statement, (C) disclosure of such information is reasonably necessary to avoid or correct a misstatement or omission in such Registration Statement, (D) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (E) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holders and allow the Holders, at the Holders’ expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
     (xi) The Company will use its commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded.
     (xii) The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times.
     (xiii) The Company will cooperate with the Holders of Registrable Securities being offered pursuant to each Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts as the Investor may reasonably request.
     (xiv) The Company will take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to each Registration Statement, including without limitation making its chief executive officer, president, chief financial officer and other appropriate officers and personnel available to participate in marketing efforts with respect to any registered underwritten public offering.
     (d) Suspension of Offers and Sales. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(vi) or of the commencement of a Blackout Period, such Holder shall discontinue and suspend disposition of Registrable Securities pursuant to any Registration Statement until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(c)(vi) or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     (e) Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees,

messenger and delivery expenses, printing expenses, internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with the NASD, as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on all securities exchanges on which similar securities issued by the Company are then quoted or listed, fees and disbursements of counsel for the Company and its independent certified public accountants, and the fees and expenses of any other persons retained by the Company, in connection with the registration hereunder (collectively, the “Registration Expenses”) will be borne by the Company, but not including any roadshow expenses, fees and expenses of counsel for the Holders and any underwriting, broker or dealer discounts or commissions attributable to the sale of Registrable Securities (which are hereinafter referred to as “Selling Expenses”). All Selling Expenses shall be borne solely by the Holders.
     (f) Information by the Holder. The Holder or Holders of Registrable Securities included in any Registration Statement shall furnish to the Company such information required under Regulation S-K under the Securities Act regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing. No Holder of Registrable Securities will be entitled to have such Registrable Securities included in a Registration Statement if such Holder does not furnish such information requested by the Company.
     (g) Indemnification.
     (i) In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which such Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the foregoing shall not apply, and the Company shall not be liable, in any such case (A) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (B) to the extent that such Holder failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holders.
     (ii) As a condition to including any Registrable Securities to be offered by a Holder in any Registration Statement, such Holder agrees to be bound by the terms of this Section 4(g) and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person within the meaning of the Securities Act of any such underwriter or other Holder, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, (A) insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (B) to the extent that such Holder failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder, and such Holder shall reimburse the Company, and each such director, officer, legal counsel and accountants, underwriter, other stockholder, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 4(g)(ii) shall in no event exceed the gross proceeds from the offering received by the Investor.
     (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 4(g)(i) or Section 4(g)(ii) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 4(g)(i) or Section 4(g)(ii), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.
     (iv) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 4(g)(iii) or in the case of the expense reimbursement obligation set forth in Section 4(g)(i) and Section 4(g)(ii), the indemnification required by Section 4(g)(i) and Section 4(g)(ii) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.
     (v) If the indemnification provided for in this Section 4(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (A) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (B) if the allocation provided by clause (A) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.
     (vi) Indemnification similar to that specified in the preceding subsections of this Section 4(g) (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
     Section 5. Miscellaneous.
     (a) Assignment of Rights; Successors and Permitted Assignees. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a Permitted Assignee as long as (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become subject to the terms of this Agreement as a Holder; and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Shares with respect to which such rights are being transferred or assigned. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, heirs, legatees, executors and administrators of the parties hereto.
     (b) Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	Allis Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Attention: Theodore F. Pound, General Counsel
Facsimile: (713) 369-0555

with a copy (which shall not constitute notice) to:	Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 Attention: Robert V. Jewell Facsimile: (713) 238-7135

If to the Investor:	Oil & Gas Rental Services, Inc.
948 DeGravelle Road
Amelia, Louisiana 70340
Attn: Burt A. Adams, President and Chief
Executive Officer
Facsimile: (985) 631-3427

and

Oil & Gas Rental Services, Inc.
Whitney Bank Building
228 St. Charles Avenue
Suite 814
New Orleans, Louisiana 70130
Attn: Brad A. Adams, Vice President and General
Counsel
Facsimile: (504) 522-0748

with a copy (which shall not constitute notice) to:	Phelps Dunbar LLP 365 Canal Street, Suite 2000 New Orleans, Louisiana 70130 Attn: Mark A. Fullmer Facsimile: (504) 568-9130
or at such other address as any party shall have furnished to the other party in writing.
     (c) Specific Performance. Each party to this Agreement agrees that any breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other party shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which such other party is entitled at law or in equity.
     (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
     (e) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Holders of a majority of the Registrable Securities outstanding as of the date of such amendment or waiver. The Investor acknowledges that by the operation of this Section 5(e), the Holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Holders under this Agreement.
     (f) Headings and Cross References. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. Unless the context requires otherwise, all cross references in this Agreement refer to sections and subsections of this Agreement.
     (g) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     (h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.
     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
(SIGNATURE PAGES FOLLOW)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY: ALLIS-CHALMERS ENERGY INC.
By:	/s/ David Wilde
David Wilde
President and Chief Operating Officer

INVESTOR: OIL & GAS RENTAL SERVICES, INC.
By:	/s/ Burt A. Adams
Burt A. Adams
President and Chief Executive Officer